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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report:  September 30, 1999
            (Date of earliest event reported:  September 16, 1999)

                                RAZORFISH, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                            000-25847                         13-3804503
(State or other jurisdiction of        (Commission File Number)      (IRS Employer Identification No.)
        incorporation)

          107 Grand Street, 3rd Floor, New York, New York          10013
          (Address of Principal Executive Offices)               (Zip Code)

                                (212) 966-5960
             (Registrant's telephone number, including area code)


                                With a copy to:
                             Derek H. Wilson, Esq.
                            Morrison & Foerster LLP
                        555 West 5th Street, Suite 3500
                          Los Angeles, CA 90013-1024
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     Item 2.  Acquisition or Disposition of Assets.

     On September 16, 1999, the Registrant completed the acquisition of Fuel, Inc., a California corporation ("Fuel") and Tonga, Inc., a California corporation ("Tonga" and, together with Fuel, the "Selling Companies"). The acquisition of the Selling Companies was consummated pursuant to an Agreement and Plan of Merger, dated as of July 15, 1999 (the "Merger Agreement"), providing for the merger of the Selling Companies with and into Razorfish Los Angeles, Inc., a wholly-owned subsidiary of the Registrant (the "Merger"). Upon consummation of the Merger, 656,000 shares of the Registrant's common stock became issuable. In addition, if the 1999 revenues of the Selling Companies exceed $5.8 million, then the Registrant will issue additional shares of the Registrant's common stock, up to a total value of $14,290,000, to the former holder of Selling Companies common stock. The Merger is expected to be accounted for under the purchase method of accounting, and was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Selling Companies.

     The financial statements required by this item are not included in this report. Such financial statements will be filed by amendment to this Form 8-K within 60 days of the date hereof.

     (b)  Pro Forma Financial Information.

     The financial information required by this item is not included in this report. Such financial information will be filed by amendment to this Form 8-K within 60 days of the date hereof.

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of July 15, 1999, by and among the Registrant, Razorfish Los Angeles, Inc., Fuel, Tonga and the sole shareholder of the Selling Companies.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RAZORFISH, INC.




                                       By:  /s/ JEFFREY A. DACHIS
                                          --------------------------------------
                                          Jeffrey A. Dachis
                                          Chief Executive Officer and Chairman

Date:  September 30, 1999
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EXHIBIT INDEX


Exhibit
Number              Description
- ------              -----------

   2.1 Agreement and Plan of Merger, dated as of July 15, 1999, by and among the Registrant, Razorfish Los Angeles, Inc., Fuel, Inc., Tonga, Inc. and the sole shareholder of Fuel, Inc. and Tonga, Inc.